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                                   EXHIBIT 1.2

                     Form of Participating Broker Agreement

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                         PARTICIPATING BROKER AGREEMENT

                         CNL RETIREMENT PROPERTIES, INC.

         THIS PARTICIPATING BROKER AGREEMENT (the "Agreement") is made and entered into as of the day indicated on Exhibit A attached hereto and by this reference incorporated herein, between CNL SECURITIES CORP., a Florida corporation (the "Managing Dealer"), and the Participating Broker (the "Broker") identified in Exhibit A hereto.

         WHEREAS, CNL RETIREMENT PROPERTIES, INC. is a Maryland corporation (the "Company"); and

         WHEREAS, the Company proposes to offer and sell up to 400,000,000 shares of Common Stock of the Company (the "Shares") to the general public, pursuant to a public offering (the "Offering") of the Shares pursuant to a prospectus (the "Prospectus") filed with the Securities and Exchange Commission (the "SEC"); and

         WHEREAS, the Managing Dealer, which has heretofore entered into a Managing Dealer Agreement with the Company pursuant to which it has been designated the Managing Dealer to sell and manage the sale by others of the Shares pursuant to the terms of such agreement and the Offering, is a corporation incorporated in and presently in good standing in the State of Florida, and is presently registered with the Florida Securities Commission and with the National Association of Securities Dealers, Inc. (the "NASD") as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Shares; and

         WHEREAS, the Broker is an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state or states designated in Exhibit A hereto, presently registered as a broker-dealer with the NASD, and presently licensed by the appropriate regulatory agency of each state in which it will offer and sell the Shares as a securities broker-dealer qualified to offer and sell to members of the public securities of the type represented by the Shares or exempt from all such registration requirements; and

         WHEREAS, the Company has filed with the SEC a registration statement on Form S-11, including a preliminary or final prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (such registration statement, as it may be amended, and the prospectus and exhibits on file with the SEC at the time the registration statement becomes effective, including any post-effective amendments or supplements to such registration statement or prospectus after the effective date of registration, being herein respectively referred to as the "Registration Statement" and the "Prospectus"); and

         WHEREAS, the offer and sale of the Shares shall be made pursuant to the terms and conditions of the Registration Statement and the Prospectus and, further, pursuant to the terms and conditions of all applicable securities laws of all states in which the Shares are offered and sold; and

         WHEREAS, the Managing Dealer desires to retain the Broker to use its best efforts to sell the Shares, and the Broker is willing and desires to serve as a broker for the Managing Dealer for the sale of the Shares upon the following terms and conditions;

         NOW, THEREFORE, in consideration of the premises and terms and conditions thereof, it is agreed between the Managing Dealer and the Broker as follows.

         1.       Relationship.

                  (a) Subject to the terms and conditions herein set forth, the Managing Dealer hereby retains the Broker to use its best efforts to sell for the account of the Company a portion of the Shares described in the Registration Statement, as specified on Exhibit A hereto. The Broker hereby accepts such retention and covenants, warrants and agrees to sell the Shares according to all of the terms and conditions of the Registration Statement, all applicable state and federal laws, including the Securities Act of 1933, as amended, and any and all regulations and rules pertaining thereto, heretofore or hereafter issued by the SEC and the NASD. Neither the Broker nor any other person shall have

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any authority to give any information or make any representations in connection with any offer or sale of the Shares other than as contained in the Prospectus, as amended and supplemented, and as is otherwise expressly authorized in writing by the Managing Dealer.

                  (b) The Broker shall use its best efforts, promptly following receipt of written notice from the Managing Dealer of the effective date of the Registration Statement, to sell the Shares in such quantities and for the account of the Company as shall be agreed between the Broker and the Managing Dealer and specified on Exhibit A hereto, and to such persons and according to all such terms as are contained in the Registration Statement and the Prospectus. The Broker shall comply with all requirements set forth in the Registration Statement and the Prospectus. The Broker shall use and distribute, in connection with the offer and sale of the Shares, only the Prospectus and such sales literature and advertising as shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act of 1933, as amended, and which has been approved in writing by the Company or the Managing Dealer. The Managing Dealer reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Registration Statement, and the Broker shall comply with all such additional procedures to the extent that it has received written notice thereof.

                  (c) The Broker shall be permitted to accept subscriptions for the Shares by telephone from residents of those states identified on Schedule A attached hereto and made a part hereof provided that: (1) the registered representative and branch manager of the Broker execute the subscription agreement on behalf of any investor who subscribes for Shares by telephone; and (2) the Broker does not charge any additional fees, including but not limited to fees relating to opening an account with the Broker, to any investor who telephonically or orally subscribes for Shares. It is understood and agreed between the Managing Dealer and the Broker that the Managing Dealer may, in its discretion, change, modify, add to or delete from the list of states identified on Schedule A. Any such modification shall be effective ten days from the date written notice to the Broker has been mailed by the Managing Dealer. The Broker shall not execute a subscription agreement on behalf of any investor who subscribes for Shares by telephone unless such investor has specifically authorized the registered representative and the branch manager of the Broker to execute the subscription agreement on behalf of such investor and has made or agreed to make full payment for all Shares covered by such subscription agreement. Notwithstanding anything contained herein to the contrary, the Broker shall have no authority to make representations on behalf of an investor or to initial representations contained in the subscription agreement on behalf of an investor. In connection with telephonic or other oral subscriptions for Shares, the Broker represents and warrants as follows: (i) that a Prospectus was delivered to the investor before the investor made a decision to invest; (ii) that the investor meets the suitability requirements set forth in the Prospectus; and (iii) that, in compliance with the NASD's Conduct Rules, the Broker has reasonable grounds to believe that the investment in the Company is suitable for the investor, based upon information supplied by the investor to such Broker. Further, the Broker shall explain to any investor from a state identified in the Prospectus as having such additional requirements, that: (i) the investor has the right to rescind such subscription for a period of at least ten days following the date written confirmation of the subscription has been received by the investor from the Managing Dealer; and (ii) unless the investor rescinds such subscription within the applicable period of time, the investor shall be bound by the subscription agreement.

                  (d)      Notwithstanding anything to the contrary contained in
Section 2 of this Agreement, in the event that the Managing Dealer pays any commissions and fees to the Broker for sale of one or more Shares, including, but not limited to, those Shares sold pursuant to a telephonic or other oral subscription therefor, where representatives of the Broker execute the subscription agreement relating to such Shares, and the subscription is rescinded as to one or more of the Shares covered by such subscription, the Managing Dealer shall decrease the next payment of commissions or other compensation otherwise payable to the Broker by the Managing Dealer under this Agreement by an amount equal to the commission rate established in Section 2 and Exhibit A of this Agreement, multiplied by the number of Shares as to which the subscription is rescinded. In the event that no payment of commissions or other compensation is due to the Broker after such withdrawal occurs, the Broker shall pay the amount specified in the preceding sentence to the Managing Dealer within ten (10) days following mailing of notice to the Broker by the Managing Dealer stating the amount owed as a result of rescinded subscriptions.

                  (e) Except as set forth in paragraph 1(f) of this Agreement, all monies received for purchase of any of the Shares shall be forwarded by the Broker to the Managing Dealer for delivery to SouthTrust Bank (the

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"Escrow Agent"), where such monies will be deposited in an escrow account established by the Company solely for such subscriptions. The Broker may accept checks made payable to either the Company or the Escrow Agent. Subscriptions will be executed as described in the Registration Statement or as directed by the Managing Dealer. The monies shall be deposited or transmitted by the Broker to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Broker; provided, however, that if the Broker maintains a branch office, the branch office shall transmit the subscription documents and check to the Broker by the close of business on the first business day following their receipt by the branch office and the Broker shall review the subscription documents and check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after their receipt by the Broker. Pursuant to the terms of the Managing Dealer Agreement, the Managing Dealer will transmit the check or monies to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Broker.

                  (f) Notwithstanding paragraph 1(e) of this Agreement, in connection with a subscription for Shares, the Broker may withhold the selling commissions to which it is entitled (pursuant to Section 2 of this Agreement, Exhibit A hereto and the Prospectus) from the purchase price for the Shares and forward the balance to the Managing Dealer for delivery to the Escrow Agent if:
(i) the Broker is legally permitted to do so and the Managing Dealer and the Broker have executed Addendum B to this Agreement; and (ii) (x) the Broker meets all applicable net capital requirements under rules of the NASD or other applicable rules regarding such an arrangement; (y) the Broker forwards the subscription agreement to the Company and receives the Company's written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the commissions to which the Broker is entitled, to the Managing Dealer for delivery to the Escrow Agent; and (z) the Broker verifies that there are sufficient funds in the investor's account with the Broker to cover the entire cost of the subscription.

                  (g) During the full term of this Agreement the Managing Dealer shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of the Broker under this Agreement.

                  (h) The Shares shall be offered and sold by the Broker only where the Shares may be legally offered and sold, and only to such persons in such states who shall be legally qualified to purchase the Shares. The Managing Dealer shall give the Broker written notice at the time of effectiveness of those states in which the offering and sale of Shares may be made, and shall amend such notice thereafter as additional states are added; no Shares shall be offered or sold in any other states.

                  (i) The Broker shall have no obligation under this Agreement to purchase any of the Shares for its own account.

                  (j) The Broker will use every reasonable effort to assure that Shares are sold only to investors who:

                           (1) meet the investor suitability standards, including the minimum income and net worth standards established by the Company, and minimum purchase requirements set forth in the Registration Statement;

                           (2) can reasonably benefit from an investment in the Shares based on the prospective investor's overall investment objectives and portfolio structure;

                           (3) are able to bear the economic risk of the investment based on each prospective investor's overall financial situation; and

                           (4) have apparent understanding of: (a) the fundamental risks of the investment; (b) the risk that the prospective investor may lose the entire investment; (c) the lack of liquidity of the Shares; (d) the restrictions on transferability of the Shares; (e) the background and qualifications of the officers and directors of CNL Retirement Corp., the advisor to the Company (the "Advisor"); and (f) the tax consequences of an investment in the Shares.

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                           The Broker will make the determinations required to
         be made by it pursuant to subparagraph (i) based on information it has obtained from a prospective investor, including, at a minimum, but not limited to, the prospective investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments and information gathered pursuant to the NASD's anti-money laundering rules and the SEC's current books and records rules, as well as any other pertinent factors deemed by the Broker to be relevant.

                  (k) In addition to complying with the provisions of subparagraph (i) above, and not in limitation of any other obligations of the Broker to determine suitability imposed by state or federal law, the Broker agrees that it will comply fully with all of the applicable provisions of the NASD's Conduct Rules, and the following provisions:

                           (1) The Broker shall have reasonable grounds to believe, based upon information provided by the investor concerning his investment objectives, other investments, financial situation and needs, and upon any other information known by the Broker, that (A) each investor to whom the Broker sells Shares is in a financial position appropriate to enable him to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares,
         (B) each investor to whom the Broker sells Shares has a fair market net worth sufficient to sustain the risks inherent in an investment in the Shares (including potential loss and lack of liquidity), and (C) the Shares otherwise are a suitable investment for each investor to whom it sells Shares, and the Broker shall maintain files disclosing the basis upon which the determination of suitability was made;

                           (2) The Broker shall not execute any transaction involving the purchase of Shares in a discretionary account without prior written approval of the transaction by the investor;

                           (3) The Broker shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Shares;

                           (4) In making the determination set forth in subparagraph (3) above, the Broker shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;

                           (5) If the Broker relies upon the results of any inquiry conducted by another member of the NASD with respect to the obligations set forth in subparagraphs (3) or (4) above, the Broker shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not a sponsor or an affiliate of the sponsor of the Company; and

                           (6) Prior to executing a purchase transaction in the Shares, the Broker shall have informed the prospective investor of all pertinent facts relating to the liquidity and marketability of the Shares.

                  (l) The Broker agrees that it will comply with Rules 2730, 2740 and 2750 of the NASD's Conduct Rules.

                  (m) The Broker agrees to retain in its files, for a period of at least six (6) years, information which will establish that each purchaser of Shares falls within the permitted class of investors and will update all such information as may be required under the NASD's anti-money laundering rules and the SEC's books and records rules.

                  (n) The Broker agrees to comply with any applicable U.S. Department of Treasury regulations issued pursuant to Title III of the USA PATRIOT Act that require reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against a government terrorist list. Further, the Broker agrees upon receipt of an "information request" issued under Section 314(a) of the USA PATRIOT Act to provide the Financial Crimes Enforcement Network with information regarding: (1) the identity of

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a specified individual or organization; (2) account number; (3) all identifying information provided by the account holder, and (4) the date and type of transaction. The Broker from time to time will manually monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other potential signals of suspicious activity, including possible money laundering or terrorist financing. The Managing Dealer reserves the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

                  (o) The Broker shall not, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential investor for investment advice as an inducement to such advisor to advise the potential investor to purchase Shares in the Company.

                  (p) The Broker either (i) shall not purchase Shares for its own account or (ii) shall hold for investment any Shares purchased for its own account.

                  (q) The Broker hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, relating to the distribution of preliminary and final prospectuses, and confirms that it has and will comply therewith.

                  (r) The Broker shall not in any way participate in, or effect the sale or transfer of Shares in connection with, a tender offer with respect to shares of the Company's common stock, whether or not such offer is subject to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, other than with the written consent of the Company and/or the Managing Dealer.

                  (s) Neither the Broker, nor any officer, director, employee or agent of the Broker, shall disclose to any person, other than an officer, director, employee or agent of the Broker, any password relating to a restricted website or portion of a website provided to such Broker in connection with any offering. Neither the Broker, nor any officer, director, employee or agent of the Broker, shall disclose to any person, other than an officer, director, employee or agent of the Broker, any material downloaded from such a restricted website or portion of a website.

         2.       Compensation of Broker.


         The Managing Dealer shall pay the Broker, as compensation for all services to be rendered by the Broker hereunder, a commission of up to 6.0% on sales of Shares by such Broker, as set forth in Exhibit A hereto, subject to reduction as specified in this Section 2 and the Prospectus, and provided the Broker has not previously received the commission pursuant to paragraph 1(f) of this Agreement. Brokers that sell more than $50 million in gross proceeds in any fiscal year may be reallowed selling commissions of up to 6.2%, rather than 6.0%, with respect to the Shares they sell. The Managing Dealer may reallow to the Broker, from its due diligence expense reimbursements estimated to be up to an additional 0.01% on sales of Shares by such Broker as reimbursement for bonafide due diligence expenses incurred by the Broker, following such Broker's submission of invoices supporting such expenses. From its marketing support fee, the Managing Dealer may reallow to any Broker with whom it enters into Addendum A to this Agreement relating to the marketing support fee of up to 2.0% on sales of Shares by such Broker. Such commission rates shall remain in effect during the full term of this Agreement unless otherwise changed by a written agreement between the parties hereto. A sale of Shares shall be deemed to be completed only after the Company receives a properly completed subscription agreement for Shares from the Broker evidencing the fact that the investor had received a final Prospectus for a period of not less than five (5) full business days, together with payment of the full purchase price of each purchased Share from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and only after such subscription agreement has been accepted in writing by the Company. Provided such compensation has not previously been received by the Broker pursuant to paragraph 1(f) of this Agreement, such compensation will be payable to the Broker by the Managing Dealer after such acceptance of the subscription agreement; provided, however, that compensation or commissions shall not be paid by the Managing Dealer: (i) other than from funds received as compensation or commissions from the Company for the sale of its Shares; (ii) until any and all compensation or commissions payable by the Company to the Managing Dealer have been received by the Managing Dealer; and (iii) if the commissions or other compensation payable to any broker-dealer or salesman exceeds the amount allowed by any regulatory agency. The Broker shall not reallow


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any commissions or fees to non-NASD members. The Company (and the Managing
Dealer) may pay reduced commissions and fees or may eliminate commissions and fees on certain sales of Shares, including the reduction or elimination of commissions and fees in accordance with, and on the terms set forth in, the Prospectus and the Paragraphs of this Section 2.

         The following persons and entities may purchase Shares net of 6.5% commissions and the 2.0% marketing support fee, at a per Share purchase price of $9.15 (assuming no other discounts apply): (i) a registered principal or representative of the Managing Dealer or a Broker; (ii) employees, officers and directors of the Company or the Advisor, or of the Affiliates of either of the foregoing entities (and the immediate family members of any of the foregoing persons, provided that "immediate family members" means such person's spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes "step-" and "-in law" relations as well as such persons so related by adoption), and any Plan (as defined in the Prospectus) established exclusively for the benefit of such persons or entities;
(iii) a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws; and (iv) a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department. As all sales must be made through a registered broker-dealer, the investment adviser must arrange the placement of the transaction through a broker-dealer that will waive compensation or may contact the Managing Dealer for such assistance. The amount of proceeds to the Company will not be affected by eliminating commissions and marketing support fees payable in connection with sales to investors purchasing through such registered investment advisers, broker/dealers or bank trust departments. In addition, Brokers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of all or a portion of the commissions and the marketing support fee may elect not to accept all or a portion of their compensation in the form of commissions and the marketing support fees offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of 6.5% commissions and the marketing support fee, at a per share purchase price of $9.15.

         In addition, in connection with the purchases of certain minimum numbers of Shares, the amount of commissions otherwise payable may be reduced in accordance with the volume discounts schedule set forth in the Prospectus.

         To the extent a Broker is entitled to all or a portion of the 2.0% marketing support fee, the Broker may elect to defer over time its receipt of the marketing support fee to which it is entitled. In such event, the marketing support fee to be reallowed will be paid to the Broker over a period of up to ten years (which period will be agreed upon by the Managing Dealer and Broker) until the marketing support fee payable to the Broker has been paid in full. Further, if the listing of shares of the Company's common stock for trading on a national securities exchange or over-the-counter market occurs, any remaining deferred portion of the marketing support fee payable to the Broker will become immediately due and payable.

         The Managing Dealer shall not pay the Broker commissions and marketing support fees on Shares purchased pursuant to the Company's Reinvestment Plan.

         3.       Association with Other Dealers.

         It is expressly understood between the Managing Dealer and the Broker that the Managing Dealer may cooperate with other broker-dealers who are registered as broker-dealers with the NASD and duly licensed by the appropriate regulatory agency of each state in which they will offer and sell the Shares or with broker-dealers exempt from all such registration requirements. Such other participating broker-dealers may be employed by the Managing Dealer as brokers on terms and conditions identical or similar to this Agreement and shall receive such rates of commissions and fees as are agreed to between the Managing Dealer and the respective other participating broker-dealers and as are in accordance with the terms of the Registration Statement. The Broker understands that, to that extent, such other participating broker-dealers shall compete with the Broker in the sale of the Shares.

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         4.       Conditions of the Broker's Obligations.

         The Broker's obligations hereunder are subject, during the full term of this Agreement and the Offering, to (a) the performance by the Managing Dealer of its obligations hereunder, and (b) the conditions that: (i) the Registration Statement shall become and remain effective; and (ii) no stop order shall have been issued suspending the effectiveness of the Offering.

         5.       Conditions to the Managing Dealer's Obligations.

         The obligations of the Managing Dealer hereunder are subject, during the full term of this Agreement and the Offering, to the conditions that: (a) at the effective date of the Registration Statement and thereafter during the term of this Agreement while any Shares remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Shares; (b) no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Shares shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the SEC; and (c) the Broker shall have satisfactorily performed all of its obligations hereunder.

         6.       Covenants of the Managing Dealer.

         The Managing Dealer covenants, warrants and represents, during the full term of this Agreement, that:

                  (a) It shall use its best efforts to prevent the sale of the Shares through persons other than registered NASD broker-dealers or with broker-dealers exempt from all such registration requirements.

                  (b) It shall use its best efforts to cause the Company to maintain the effectiveness of the Registration Statement and to file such applications or amendments to the Registration Statement as may be reasonably necessary for that purpose.

                           (c)      It shall advise the Broker whenever and as
soon as it receives or learns of any order issued by the SEC, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the offering or sale of the Shares, or receives notice of any proceedings regarding any such order.

                           (d)      It shall use its best efforts to prevent the
issuance of any order described herein at subparagraph (c) hereof and to obtain the lifting of any such order if issued.

                           (e)      It shall give the Broker written notice when
the Registration Statement becomes effective and shall deliver to the Broker such number of copies of the Prospectus, and any supplements and amendments thereto, which are finally approved by the SEC, as the Broker may reasonably request for sale of the Shares.

                           (f)      It shall promptly notify the Broker of any
post-effective amendments or supplements to the Registration Statement or Prospectus, and shall furnish the Broker with copies of any revised Prospectus and/or supplements and amendments to the Prospectus.

                           (g)      To the extent to which the Managing Dealer
has knowledge, it shall keep the Broker fully informed of any material development to which the Company is a party or which concerns the business and condition of the Company.

                           (h)      In conjunction with the Company, it shall
use its best efforts to cause, at or prior to the time the Registration Statement becomes effective, the qualification or registration of the Shares for offering and sale under the securities laws of such states as the Company shall elect.

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         7.       Payment of Costs and Expenses.

         The Broker shall pay all costs and expenses incident to the performance of its obligations under this Agreement, including:

                  (a) All expenses incident to the preparation, printing and filing of all advertising originated by it related to the sale of the Shares; and

                  (b) All other costs and expenses incurred in connection with its sales efforts related to the sales of the Shares which are not expressly assumed by the Company in its Managing Dealer Agreement with the Managing Dealer.

         8.       Indemnification.

                  (a) The Broker agrees to indemnify, defend and hold harmless the Company, its affiliates and their or its officers, directors, trustees, employees and agents, including the Managing Dealer, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Company, its affiliates and their or its officers, directors, trustees, employees or agents, which they or any of them may incur arising out of the offer or sale by the Broker, or any person acting on its behalf, of any Shares pursuant to this Agreement if such loss, claim, demand, liability, or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the Broker which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement and which statement or omission was not based on information supplied to the Company or the Managing Dealer by such Broker, or (ii) the breach by the Broker, or any person acting on its behalf, of any of the terms and conditions of this Agreement. This indemnity provision shall survive the termination of this Agreement.

                  (b) The Managing Dealer agrees to indemnify, defend and hold harmless the Broker, its officers, directors, employees and agents, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Securities Act of 1933, as amended, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon (i) any untrue statement of a material fact contained in the Prospectus or the Registration Statement, as filed and in effect with the SEC, or in any amendment or supplement thereto, or in any application prepared or approved in writing by counsel to the Company and filed with any state regulatory agency in order to register or qualify the Shares under the securities laws thereof (the "Blue Sky applications"), or (ii) any omission or alleged omission to state therein a material fact required to be stated in the Prospectus or the Registration Statement or the Blue Sky applications, or necessary to make such statements, and any part thereof, not misleading; provided, further, that any such untrue statement, omission or alleged omission is not based on information included in any such document which was supplied to the Managing Dealer, the Company, or any officer of the Company by such Broker. This indemnity provision shall survive the termination of this Agreement.

                  (c) No indemnifying party shall be liable under the indemnity agreements contained in subparagraphs (a) and (b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought other than on account of its indemnity agreement contained in subparagraphs (a) and (b) above. In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be satisfactory to such indemnified party and all other indemnified parties who are defendants in such action; and after notice from the indemnifying party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under subparagraphs (a) and (b) above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than for the reasonable costs of investigation.

         9.       Term of Agreement.

         This Agreement shall become effective at 8:00 A.M. (Eastern Standard
Time) on the first full business day following the day on which the Registration Statement becomes effective, or if later, the date on which this Agreement is executed by the Managing Dealer and the Broker. The Broker and the Managing Dealer may each prevent this Agreement from becoming effective, without liability to the other, by written notice before the time this Agreement would otherwise become effective. After this Agreement becomes effective, either party may terminate it at any time for any reason by giving thirty (30) days' written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the Registration Statement for offer and sale of the Shares shall cease to be effective; (b) the Company shall be terminated; or (c) the Broker's license or registration to act as a broker-dealer shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence. In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

         10.      Notices.

         All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below.

         If sent to the Managing Dealer:

                                     CNL SECURITIES CORP.
                                     CNL Center at City Commons
                                     450 South Orange Avenue
                                     Orlando, Florida  32801
                                     Attention: Robert A. Bourne, President

         If sent to the Broker: to the person whose name and address are identified in Exhibit A hereto.

         11.      Successors.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned or transferred by the Broker by operation of law or otherwise.

         12.      Miscellaneous.

                  (a) This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Florida applicable to contracts to be made and performed entirely in said state.

                  (b) Nothing in this Agreement shall constitute the Broker as in association with or in partnership with the Managing Dealer. Instead, this Agreement shall only authorize the Broker to sell the Shares according to the terms as expressly set forth herein; provided, further, that the Broker shall not in any event have any authority to act as the agent or broker of the Managing Dealer except according to the terms expressly set forth herein.

                  (c) This Agreement, including Exhibit A, Schedule A, and any Addendum hereto, embodies the entire understanding between the parties to the Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by both parties hereto.

                  (d) If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

                  (e) This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

                 - Remainder of page intentionally left blank -

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year indicated on Exhibit A hereto.

                                                MANAGING DEALER FOR
BROKER:                                         CNL RETIREMENT PROPERTIES, INC.:
_____________________________________           CNL SECURITIES CORP.
(Name of Broker)
                                                By______________________________
By:__________________________________
                                                Print Name:_____________________
Print Name:__________________________
                                                Title:__________________________
Title:_______________________________
                                                Witness:________________________
Witness:_____________________________

                                    EXHIBIT A
                                       TO
                         PARTICIPATING BROKER AGREEMENT
                                       OF
                         CNL RETIREMENT PROPERTIES, INC.

         This Exhibit A dated as of the ___ day of ___________________, _________, is attached to and made a part of that certain Participating Broker Agreement, by and between CNL SECURITIES CORP., as Managing Dealer, and ________________________________________________, as Broker.

1.       Date of Agreement: ____________________________________________________

2.       Identity of Broker:

         Name:__________________________________________________________________

         Firm NASD (CRD) No:____________________________________________________

         Type of Entity:________________________________________________________
                           (To be completed by Broker, e.g., corporation, partnership or sole proprietorship.)

         State Organized in:____________________________________________________
                                    (To be completed by Broker)

         Qualified to Do Business and in Good Standing in the Following Jurisdictions (including your state of organization) In addition to the broker licensing requirement, some states also require brokers to be qualified to do business with their department of state in order to sell securities in that state. Questions concerning this matter should be directed to you or your legal counsel:

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________
         (To be completed by Broker)

         Licensed as Broker-Dealer in The Following States: ____________________

         _______________________________________________________________________

         _______________________________________________________________________
         (To be completed by Broker)

                                   EXHIBIT A

3. Schedule of Commissions Payable to Participating Broker (see Section 2 of Agreement):

Number of Shares
  Purchased In           Sales Price           As a Percentage
Individual Order        To Subscriber        of the Sales Price(1)     Dollar Amount
----------------        -------------        ------------------        -------------
   1 or more               $10.00                   6.0%                    $0.60

4.       Name and Address for Notice Purposes (see Paragraph 10 of Agreement):

         Name: _____________________________________    email:__________________

         Title:  _______________________________________________________________

         Company: ______________________________________________________________

         Address: ______________________________________________________________

         City, State and Zip Code:______________________________________________

         Telephone Number (including area code): _______________________________

------------------------------
(1) Subject to adjustment as set forth in Section 2 of the Participating Broker Agreement.

                                   EXHIBIT A

                         CNL RETIREMENT PROPERTIES, INC.
                ADDENDUM A TO THE PARTICIPATING BROKER AGREEMENT

The following reflects the marketing support fee as agreed upon between CNL Securities Corp. (the "Managing Dealer") and the Broker, effective ____________________, 2004.

Each calendar year, the Broker may qualify to receive a fee (the "Marketing Support Fee") of up to two percent of gross offering proceeds received by CNL Income Properties, Inc. (the "Company") from sales of the Company's common stock by the Broker in such calendar year.


Eligibility to receive the Marketing Support Fee is conditioned upon the Broker reaching a prescribed minimum annual sales volume of shares of the Company's common stock and the Broker's compliance with one or more of the following conditions. Any determination regarding the Broker's compliance with the listed conditions will be made by the Managing Dealer, in its sole discretion.



         1. The Broker has internal marketing support personnel (telemarketers, marketing director, etc.) who assist the Managing Dealer's marketing team;



         2. the Broker has and uses internal marketing communications vehicle(s) to promote the Company. Vehicles may include, but are not restricted to, newsletters, conference calls, cassette tapes, internal mail, etc.;



         3. the Broker will respond to investors' inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, the financial status of the Company and the real estate markets in which the Company has invested;



         4. the Broker will assist investors with reinvestments and redemptions; and/or



         5. the Broker will provide other services requested by investors from time to time and will maintain the technology necessary to adequately service investors.


IN WITNESS WHEREOF, the parties have executed this Addendum on the date and year shown above.

BROKER:                                         MANAGING DEALER:

          (Name of Broker)                       CNL SECURITIES CORP.

     By:  ________________________________      By: ____________________________
            Print Name:                               Print Name:
            Title:                                    Title:

Witness: _________________________________ Witness: ____________________________

                        CNL RETIREMENT PROPERTIES, INC.
                ADDENDUM B TO THE PARTICIPATING BROKER AGREEMENT


The following reflects the arrangement by which the Broker shall submit subscription proceeds net of selling commissions to which the Broker is entitled, as agreed upon between CNL Securities Corp. (the "Managing Dealer") and the Broker, effective ____________________, 2004. Unless otherwise indicated, all defined terms used herein have the same meaning as set forth in the Participating Broker Agreement.

As set forth in paragraph 1(f) of the Participating Broker Agreement, in connection with a subscription for Shares, the Broker may withhold the selling commissions to which it is entitled (pursuant to Section 2 of the Participating Broker Agreement, Exhibit A to the Participating Broker Agreement and the Prospectus) from the purchase price for the Shares and forward the balance to the Managing Dealer for delivery to the Escrow Agent if: (i) the Broker is legally permitted to do so and the Managing Dealer and the Broker have executed Addendum B to this Agreement; and (ii) (x) the Broker meets all applicable net capital requirements under rules of the NASD or other applicable rules regarding such an arrangement; (y) the Broker forwards the subscription agreement to the Company and receives the Company's written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the commissions to which the Broker is entitled, to the Managing Dealer for delivery to the Escrow Agent; and (z) the Broker verifies that there are sufficient funds in the investor's account with the Broker to cover the entire cost of the subscription.

By executing this Addendum B, the Broker hereby represents and warrants that it shall only withhold commissions as set forth in paragraph 1(f) of the Participating Broker Agreement to the extent:

         1.       the Broker is legally permitted to do so;

         2. the Broker meets all applicable net capital requirements under rules of the NASD or other applicable rules regarding such an arrangement;

         3. the Broker forwards the subscription agreement to the Company and receives the Company's written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the commissions to which the Broker is entitled, to the Managing Dealer for delivery to the Escrow Agent; and

         4. the Broker verifies that there are sufficient funds in the investor's account with the Broker to cover the entire cost of the subscription.

IN WITNESS WHEREOF, the parties have executed this Addendum on the date and year shown above.



BROKER:                                         MANAGING DEALER:

          (Name of Broker)                       CNL SECURITIES CORP.

     By: _________________________________      By: ____________________________
           Print Name:                                Print Name:
           Title:                                     Title:

Witness: _________________________________ Witness: ____________________________

                                   SCHEDULE A
                                       TO
                         PARTICIPATING BROKER AGREEMENT
                                       OF
                         CNL RETIREMENT PROPERTIES, INC.

                      TELEPHONIC SUBSCRIPTION AUTHORIZATION

         This Schedule A is attached to and made a part of that certain Participating Broker Agreement, dated as of the ___ day of ____________________, ________, by and between CNL SECURITIES CORP., as Managing Dealer, and
_____________________________________________, as Broker.

         The list of states in which the Broker is permitted to accept telephonic subscriptions shall be those states identified by Item 2 of Exhibit A, as amended from time to time, to the Broker Agreement between the parties hereto, as states in which the Broker is licensed as a Broker-Dealer, EXCEPT FOR THE FOLLOWING STATES IN WHICH THE BROKER IS SPECIFICALLY PROHIBITED FROM ACCEPTING TELEPHONIC SUBSCRIPTIONS: California, Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee and Washington.

Initials: ______________ -- CNL SECURITIES CORP.

          ______________ -- PARTICIPATING BROKER